Exhibit 10.3

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (this “Agreement”) is entered into as of July 31, 2021 (the “Effective Date”), by and between DTC Consulting, LLC, a Florida limited liability company (“Service Provider”), and JP Outfitters, LLC, a Delaware limited liability company (the “Company”).

WHEREAS, the Company desires to retain the Service Provider to provide the Services (as defined in Section 2 below); and

WHEREAS, Service Provider is willing to provide the Services to the Company on the terms specified herein.

NOW, THEREFORE, in consideration of the premises, covenants and agreements of each of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Engagement. The Company hereby engages Service Provider to provide the Services (as defined below) to the Company, and Service Provider hereby agrees to provide the Services to the Company, all on the terms and conditions set forth herein. The Company understands and agrees that if Service Provider is asked to act for the Company in any other formal capacity, such further action shall not be covered by this Agreement and shall be subject to a separate agreement containing terms and conditions to be mutually agreed upon by the Company and Service Provider.

1. Services. Service Provider hereby agrees during the term of this Agreement to provide, operational, acquisition and growth advisory services to the Client (the “Services”). The Service Provider will report to the Client’s CEO. The objective is for the Client to have a business plan that provides for an orderly pay down of the liabilities on its balance sheet as part of the intended transaction between Service Provider and Sterling.

2. Compensation. As compensation for the Services to be rendered by Service Provider to the Company pursuant to the terms hereof, the Company shall pay Service Provider,

(i) Consulting Fee. A flat fee of $15,000 per month retroactively to July 1, 2021; and

(ii) Transaction Fees. During the term of this Agreement, upon the closing of each M&A Transaction (as defined below), the Service Provider will receive in amount equal to two percent (2%) of the “Transaction Value” of the M&A Transaction in question (a “Transaction Fee”). “Transaction Value” shall mean the sum of all forms of purchase price delineated in the definitive purchase agreement for each M&A Transaction. For purposes hereof, the term “M&A Transaction” means any merger, acquisition (whether of all or substantially all of the assets or equity of another entity), recapitalization, divestiture, disposition, or other similar transaction in which the Company (or a subsidiary thereof) shall be a party, exclusive of any transaction solely between the Company and one or more of its subsidiaries that does not result in a change of more than 10% in the beneficial ownership of the Company.

3. Reimbursement of Expenses. In addition to the compensation to be paid to Service Provider by the Company for the rendition of the Services hereunder, the Company shall reimburse Service Provider promptly following presentation of invoice or reasonably detailed descriptions thereof, for reasonable direct out-of-pocket disbursements incurred by Service Provider in connection with the performance of the Services hereunder.

4. Term. This Agreement will commence as of the date hereof and will remain in effect until the fifth anniversary of the date hereof, unless terminated earlier in accordance with the provisions of this Agreement. Thereafter, this Agreement will automatically renew for successive one-year terms unless either party provides notice of intent not to renew at least ninety (90) days prior to the applicable renewal date.

5. Indemnification. The Company will indemnify and hold harmless the Service Provider and its present and future officers, directors, affiliates, employees and agents (“Indemnified Parties”) to the fullest extent permitted by law as if any of the Indemnified Parties was an officer or director of the Company. The Company will reimburse the Indemnified Parties on a monthly basis for any cost of defending any action or investigation (including attorneys’ fees and expenses) subject to an undertaking from any such Indemnified Party to repay the Company if such party is determined not to be entitled to indemnity as a result of its breach of the standard of care.

6. Nondisclosure of Confidential Information. The Service provider acknowledges that, during the term of this Agreement, Service Provider may have access to confidential information regarding the Company and its business, including, without limitation, (a) product specifications and designs; (b) confidential or secret plans, programs, documents, agreements or other material relating to the business, services or activities of the Company; (c) financial information relating to the Company of its customers and vendors, and (d) market reports, customer investigations, customer lists and other is lar information that is proprietary information of the Company, in each case other than information that is publicly available (collectively referred to as “Confidential Information’’). The Service Provider acknowledges that such Confidential Information is confidential an proprietary and shall remain the exclusive property of the Company. The Service Provider may not, for any reason, use the Confidential Information for its own benefit or the benefit of any person or entity with which the Service Provider may be associated with or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of Company, unless such Confidential Information previously has become public knowledge through no action by or omission of the Service Provider. Notwithstanding the foregoing, the Service Provider may disclose such Confidential Information if such disclosure is required by law provided that Service Provider provides as much prior written notice to Company as is possible under the circumstances, with the Service Provider reasonably cooperating with Company in any efforts by Company to contest such required disclosure.

7. Service Provider is an Independent Contractor. Service Provider and the Company hereby agree that Service Provider shall perform the Services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither Service Provider nor any of its Affiliates shall be considered to be an employee of the Company as a result of this Agreement.

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8. Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of Florida excluding the application of any conflict of law principles that would require the application of the laws of another state. The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the United States District Court for the Southern District of Florida, and in the absence of such Federal jurisdiction, the parties consent to be subject to the exclusive jurisdiction of the state courts located in Miami, Florida, and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such suit, action or other proceeding. In furtherance of the foregoing, each of the parties (a) waives the defense of inconvenient forum, (b) agrees not to commence any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby other than in any such court, and (c) agrees that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdiction by suit or judgment or in any other manner provided by law. In addition to any other remedy, the prevailing party in any litigation regarding this Agreement shall be entitled to recover costs incurred in connection with such litigation including reasonable fees paid to its attorneys.

9. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party.

10. Amendment. This Agreement may be amended or modified only upon the written consent of both Service Provider and the Company.

11. Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or pdf shall be deemed to be their original signatures for any purpose whatsoever.

12. Waiver or Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

13. Enforceability. All provisions of this Agreement are intended to be interpreted and construed in a manner making such provisions valid, legal and enforceable. In the event any provision of this Agreement or portion thereof is found to be wholly or partially invalid, illegal or unenforceable in any judicial proceeding, such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, legal and enforceable. In the event such provision or any portion thereof cannot be so modified or restricted, such provision or portion thereof shall be deemed to be excised from this Agreement and the validity, legality and enforceability of the remainder of this Agreement shall not be affected or impaired in any manner.

14. Interpretation. For the avoidance of doubt, reference in this agreement to any other agreement, note, document, instrument, or other writing includes any future amendments or restatements thereof.

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The parties have executed this Consulting Services Agreement as of the date first written above.

COMPANY:

JP OUTFITTERS, LLC

By:	/s/ Arnold Cohen
Name:	Arnold Cohen
Title:	Manager

SERVICE PROVIDER:

DTC CONSULTING, LLC

By:	/s/ DouglO’Keefe
Name:	DouglO’Keefe
Title:	Managing Director

[Signature Page to JPO - DAR 2021 Consulting Services Agreement]

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